Exhibit 99.1

News Release	Friday, April 12, 2019
Wells Fargo Reports $5.9 Billion in Quarterly Net Income; Diluted EPS of $1.20

•	Financial results:

◦	Net income of $5.9 billion, compared with $5.1 billion in first quarter 2018

◦	Diluted earnings per share (EPS) of $1.20, compared with $0.96

◦	Revenue of $21.6 billion, down from $21.9 billion

•	Net interest income of $12.3 billion, up $73 million

•	Noninterest income of $9.3 billion, down $398 million

◦	Noninterest expense of $13.9 billion, down $1.1 billion

◦	Average deposits of $1.3 trillion, down $35.1 billion, or 3%

◦	Average loans of $950.1 billion, down $876 million

◦	Return on assets (ROA) of 1.26%, return on equity (ROE) of 12.71%, and return on average tangible common equity (ROTCE) of 15.16%[1]

▪	Credit quality:

◦	Provision expense of $845 million, up $654 million from first quarter 2018

•	Net charge-offs of $695 million, down $46 million

▪	Net charge-offs of 0.30% of average loans (annualized), down from 0.32%

•	Reserve build[2] of $150 million, compared with $550 million reserve release[2]

◦	Nonaccrual loans of $6.9 billion, down $434 million, or 6%

▪	Strong capital position while returning more capital to shareholders:

◦	Common Equity Tier 1 ratio (fully phased-in) of 11.9%[3]

◦	Returned $6.0 billion to shareholders through common stock dividends and net share repurchases, up 49% from $4.0 billion in first quarter 2018

•	Net share repurchases of $3.9 billion, up 86% from $2.1 billion in first quarter 2018

•	Period-end common shares outstanding down 362 million shares, or 7%

•	Quarterly common stock dividend increased to $0.45 per share, compared with $0.43 per share in fourth quarter 2018 and $0.39 per share in first quarter 2018

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 34.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 35 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
Earnings
Diluted earnings per common share	$1.20	1.21	0.96
Wells Fargo net income (in billions)	5.86	6.06	5.14
Return on assets (ROA)	1.26%	1.28	1.09
Return on equity (ROE)	12.71	12.89	10.58
Return on average tangible common equity (ROTCE) (a)	15.16	15.39	12.62
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.30%	0.30	0.32
Allowance for credit losses as a % of total loans	1.14	1.12	1.19
Allowance for credit losses as a % of annualized net charge-offs	384	374	376
Other
Revenue (in billions)	$21.6	21.0	21.9
Efficiency ratio (b)	64.4%	63.6	68.6
Average loans (in billions)	$950.1	946.3	951.0
Average deposits (in billions)	1,262.1	1,268.9	1,297.2
Net interest margin	2.91%	2.94	2.84

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 34.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.9 billion, or $1.20 per diluted common share, for first quarter 2019, compared with $5.1 billion, or $0.96 per share, for first quarter 2018, and $6.1 billion, or $1.21 per share, for fourth quarter 2018.
Interim Chief Executive Officer Allen Parker said, “Since assuming this role, I have been focused on leading our Company forward by emphasizing my top priorities: serving our customers and supporting our Wells Fargo team members; meeting and exceeding the expectations of our regulators; and continuing the important transformation of the Company. We have more work ahead of us, and our strong leadership team is dedicated to making our Company the most customer-focused, efficient, and innovative Wells Fargo ever. All these efforts are focused on creating a first-rate organization that is characterized by a strong financial foundation, a leading presence in our chosen markets, focused growth within a responsible risk management framework, operational excellence, and highly engaged team members. I want to thank our team members for their continued commitment and tireless efforts, and I’m confident and enthusiastic about the extraordinary opportunities we have in front of us to build an even stronger Wells Fargo for all our stakeholders.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $5.9 billion of net income in the first quarter. Our financial results included continued strong credit performance and high levels of liquidity. In addition, our continued de-risking of the balance sheet and consistent level of profitability have resulted in capital levels well above our regulatory minimum. As a result, we returned $6.0 billion to shareholders through common stock dividends and net share repurchases in the first quarter, up 49% from a year ago. Returning excess capital to shareholders remains a priority. While our expenses in the first quarter included typically higher personnel expense, we remain committed to, and are on track to achieving, our 2019 expense target.”

Net Interest Income
Net interest income in the first quarter was $12.3 billion, down $333 million from fourth quarter 2018, driven primarily by two fewer days in the quarter and balance sheet mix and repricing, including the impact of a flattening yield curve. The net interest margin was 2.91%, down 3 basis points from the prior quarter due to balance sheet mix and repricing.
Noninterest Income
Noninterest income in the first quarter was $9.3 billion, up $962 million from fourth quarter 2018. First quarter noninterest income included higher market sensitive revenue4 and mortgage banking income, partially offset by lower other income, trust and investment fees, and other fees.

•
Trust and investment fees were $3.4 billion, down from $3.5 billion in fourth quarter 2018, driven by lower asset-based fees on retail brokerage advisory assets, reflecting lower market valuations at December 31, 2018.

•
Mortgage banking income was $708 million, up from $467 million in fourth quarter 2018. Net mortgage servicing income was $364 million, up from $109 million in the fourth quarter, which included negative mortgage servicing rights valuation adjustments. The production margin on residential held-for-sale mortgage loan originations[5] increased to 1.05%, from 0.89% in the fourth quarter, primarily due to an improvement in secondary market conditions. Residential mortgage loan originations in the first quarter were $33 billion, down from $38 billion in the fourth quarter primarily due to seasonality. The unclosed application pipeline at March 31, 2019, was $32 billion, up from $18 billion at December 31, 2018.

•
Market sensitive revenue[4] was $1.3 billion, up from $40 million in fourth quarter 2018, and included higher net gains from equity securities driven by a $797 million increase in deferred compensation plan investment results (P&L neutral, largely offset by higher employee benefits expense). Net gains from trading activities increased $347 million compared with the prior quarter, driven predominantly by strength in credit and asset-backed products. Net gains from debt securities increased $116 million compared with the prior quarter, predominantly due to the sale of non-agency residential mortgage-backed securities.

Noninterest Expense
Noninterest expense in the first quarter increased $577 million from the prior quarter to $13.9 billion, predominantly due to $778 million of seasonally higher employee benefits and incentive compensation expense, as well as a $785 million increase in deferred compensation expense (P&L neutral, largely offset by net gains from equity securities). These increases were partially offset by lower core deposit and other intangibles amortization, operating losses, other expense, outside professional services, salaries, and operating lease expense. The efficiency ratio was 64.4% in first quarter 2019, compared with 63.6% in the fourth quarter.

Income Taxes
The Company’s effective income tax rate was 13.1% for first quarter 2019 and included net discrete income tax benefits of $297 million related mostly to the results of U.S. federal and state income tax examinations and the accounting for stock compensation activity. The effective income tax rate in fourth quarter 2018 was 13.7% and
4 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the "Selected Five Quarter Residential Mortgage Production Data" table on page 40 for more information.

included net discrete income tax benefits related to the results of state income tax audits and incremental state tax credits, as well as benefits related to revisions to our full year 2018 effective income tax rate made during the fourth quarter. The Company currently expects the effective income tax rate for the remainder of 2019 to be approximately 18%, excluding the impact of any unanticipated discrete items.
Loans
Average loans were $950.1 billion in the first quarter, up $3.8 billion from the fourth quarter. Period-end loan balances were $948.2 billion at March 31, 2019, down $4.9 billion from December 31, 2018. Commercial loans were down $1.2 billion compared with December 31, 2018, predominantly due to a $1.1 billion decline in commercial and industrial loans, partially offset by $460 million of growth in commercial real estate loans. Consumer loans decreased $3.7 billion from the prior quarter, reflecting the following:

•
Real estate 1-4 family first mortgage loans decreased $520 million, as $10.5 billion of held-for-investment nonconforming mortgage loan originations were more than offset by paydowns and $1.6 billion of sales of purchased credit-impaired (PCI) Pick-a-Pay mortgage loans. Additionally, $776 million of nonconforming mortgage loan originations that would have otherwise been included in 1-4 family first mortgage loan outstandings were designated as held-for-sale in first quarter 2019 in anticipation of future securitizations.

•	Real estate 1-4 family junior lien mortgage loans decreased $1.3 billion, as paydowns continued to exceed originations

•	Credit card loans decreased $746 million primarily due to seasonality

•	Automobile loans declined $156 million, as paydowns outpaced originations of $5.4 billion
Period-End Loan Balances

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Commercial	$512,226	513,405	501,886	503,105	503,396
Consumer	436,023	439,705	440,414	441,160	443,912
Total loans	$948,249	953,110	942,300	944,265	947,308
Change from prior quarter	$(4,861)	10,810	(1,965)	(3,043)	(9,462)

Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Period-end debt securities were $483.5 billion at March 31, 2019, down $1.2 billion from the fourth quarter, predominantly due to a net decrease in available-for-sale and held for trading debt securities. Debt securities purchases of approximately $4.8 billion, primarily U.S. Treasury and federal agency mortgage-backed securities (MBS) in the available-for-sale portfolio, declined from the prior quarter primarily reflecting less reinvestment due to lower long-term interest rates and tighter credit spreads. These purchases were more than offset by runoff and sales.

Net unrealized gains on available-for-sale debt securities were $853 million at March 31, 2019, compared with net unrealized losses of $2.6 billion at December 31, 2018, due to lower long-term interest rates and tighter credit spreads.
Period-end equity securities, which include marketable and non-marketable equity securities, as well as equity securities held for trading, were $58.4 billion at March 31, 2019, up $3.3 billion from the fourth quarter.
Deposits
Total average deposits for first quarter 2019 were $1.3 trillion, down $6.9 billion from the prior quarter primarily due to lower Wholesale Banking and Wealth and Investment Management deposits, partially offset by higher retail banking deposits. The average deposit cost for first quarter 2019 was 65 basis points, up 10 basis points from the prior quarter and 31 basis points from a year ago.
Capital
Our Common Equity Tier 1 ratio (fully phased-in) was 11.9%3 and continued to exceed both the regulatory minimum of 9% and our current internal target of 10%. In first quarter 2019, the Company repurchased 97.4 million shares of its common stock, which net of issuances reduced period-end common shares outstanding by 69.3 million. The Company increased its quarterly common stock dividend paid in the quarter to $0.45 per share from $0.43 per share in the prior quarter.
As of March 31, 2019, our eligible external total loss absorbing capacity (TLAC) as a percentage of total risk-weighted assets was 23.9%6, compared with the required minimum of 22.0%.
6 The TLAC ratio is a preliminary estimate.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the first quarter was 0.30% (annualized), unchanged from the prior quarter, and down from 0.32% a year ago. Commercial and consumer losses were 0.11% and 0.51%, respectively. Total credit losses were $695 million in first quarter 2019, down $26 million from fourth quarter 2018. Commercial losses increased $13 million driven by lower recoveries, while consumer losses decreased $39 million.
Net Loan Charge-Offs

	Quarter ended
	March 31, 2019		December 31, 2018		March 31, 2018
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$133	0.15%	$132	0.15%	$85	0.10%
Real estate mortgage	6	0.02	(12)	(0.04)	(15)	(0.05)
Real estate construction	(2)	(0.04)	(1)	(0.01)	(4)	(0.07)
Lease financing	8	0.17	13	0.26	12	0.25
Total commercial	145	0.11	132	0.10	78	0.06
Consumer:
Real estate 1-4 family first mortgage	(12)	(0.02)	(22)	(0.03)	(18)	(0.03)
Real estate 1-4 family junior lien mortgage	(9)	(0.10)	(10)	(0.11)	(8)	(0.09)
Credit card	352	3.73	338	3.54	332	3.69
Automobile	91	0.82	133	1.16	208	1.64
Other revolving credit and installment	128	1.47	150	1.64	149	1.60
Total consumer	550	0.51	589	0.53	663	0.60
Total	$695	0.30%	$721	0.30%	$741	0.32%

(a)	Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized.

Nonperforming Assets
Nonperforming assets increased $394 million, or 6%, from fourth quarter 2018 to $7.3 billion. Nonaccrual loans increased $409 million from fourth quarter 2018 to $6.9 billion. Commercial nonaccrual loans increased $609 million driven in part by a borrower in the utility sector.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	March 31, 2019		December 31, 2018		March 31, 2018
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,986	0.57%	$1,486	0.42%	$1,516	0.45%
Real estate mortgage	699	0.57	580	0.48	755	0.60
Real estate construction	36	0.16	32	0.14	45	0.19
Lease financing	76	0.40	90	0.46	93	0.48
Total commercial	2,797	0.55	2,188	0.43	2,409	0.48
Consumer:
Real estate 1-4 family first mortgage	3,026	1.06	3,183	1.12	3,673	1.30
Real estate 1-4 family junior lien mortgage	916	2.77	945	2.75	1,087	2.87
Automobile	116	0.26	130	0.29	117	0.24
Other revolving credit and installment	50	0.14	50	0.14	53	0.14
Total consumer	4,108	0.94	4,308	0.98	4,930	1.11
Total nonaccrual loans (a)	6,905	0.73	6,496	0.68	7,339	0.77
Foreclosed assets:
Government insured/guaranteed	75		88		103
Non-government insured/guaranteed	361		363		468
Total foreclosed assets	436		451		571
Total nonperforming assets	$7,341	0.77%	$6,947	0.73%	$7,910	0.83%
Change from prior quarter:
Total nonaccrual loans (a)	$409		$(218)		$(307)
Total nonperforming assets	394		(289)		(378)

(a)
Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value. For additional information, see the "Five Quarter Nonperforming Assets" table on page 32.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $10.8 billion at March 31, 2019, up $114 million from December 31, 2018. First quarter 2019 included a $150 million reserve build2, primarily due to a higher probability of slightly less favorable economic conditions. The allowance coverage for total loans was 1.14%, compared with 1.12% in fourth quarter 2018. The allowance covered 3.8 times annualized first quarter net charge-offs, compared with 3.7 times in the prior quarter. The allowance coverage for nonaccrual loans was 157% at March 31, 2019, compared with 165% at December 31, 2018.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
Community Banking	$2,823	3,169	1,913
Wholesale Banking	2,770	2,671	2,875
Wealth and Investment Management	577	689	714
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations (including funds transfer pricing, capital, liquidity and certain corporate expenses) in support of the other operating segments and results of investments in our affiliated venture capital and private equity partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
Total revenue	$11,750	11,461	11,830
Provision for credit losses	710	534	218
Noninterest expense	7,689	7,032	8,702
Segment net income	2,823	3,169	1,913
(in billions)
Average loans	458.2	459.7	470.5
Average assets	1,015.4	1,015.9	1,061.9
Average deposits	765.6	759.4	747.5
First Quarter 2019 vs. Fourth Quarter 2018

•	Net income of $2.8 billion, down $346 million, or 11%

•
Revenue was $11.8 billion, up $289 million, or 3%, driven by higher market sensitive revenue[4] reflecting higher deferred compensation plan investment results (P&L neutral, largely offset by higher employee benefits expense) and higher mortgage banking income, partially offset by lower other income and net interest income

•
Noninterest expense of $7.7 billion increased $657 million, or 9%, predominantly driven by seasonally higher personnel expense and higher deferred compensation expense (P&L neutral, largely offset by net gains from equity securities), partially offset by lower other expense, operating losses, and core deposit and other intangibles amortization expense

•
Provision for credit losses increased $176 million, primarily due to a reserve build[2] in first quarter 2019, reflecting a higher probability of slightly less favorable economic conditions, compared with a reserve release[2] in fourth quarter 2018, partially offset by lower net charge-offs in the first quarter

First Quarter 2019 vs. First Quarter 2018

•	Net income was up $910 million, or 48%, driven in part by a lower effective income tax rate in first quarter 2019

•	Revenue declined $80 million, or 1%, predominantly due to lower mortgage banking income and trust and investment fees, partially offset by higher other income and net interest income

•	Noninterest expense decreased $1.0 billion, or 12%, driven by lower operating losses and core deposit and other intangibles amortization expense, partially offset by higher personnel expense

•
Provision for credit losses increased $492 million, due to a reserve build[2] in first quarter 2019, reflecting a higher probability of slightly less favorable economic conditions, compared with a reserve release[2] in first quarter 2018

Business Metrics and Highlights

•
Primary consumer checking customers[7],[8] of 23.9 million, up 1.1% from a year ago. The sale of 52 branches and $1.8 billion of deposits which closed in fourth quarter 2018 reduced the growth rate by 0.5%

•
Branch customer experience surveys completed during first quarter 2019 reflected higher scores from the previous quarter, with both ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ reaching their highest level in more than three years

•	Debit card point-of-sale purchase volume[9] of $86.6 billion in the first quarter, up 6% year-over-year

•	General purpose credit card point-of-sale purchase volume of $18.3 billion in the first quarter, up 5% year-over-year

•	29.8 million digital (online and mobile) active customers, including 23.3 million mobile active customers8, [10]

•	5,479 retail bank branches as of the end of first quarter 2019, reflecting 40 branch consolidations in the quarter

•	Home Lending

◦	Originations of $33 billion, down from $38 billion in the prior quarter, primarily due to seasonality

▪	Originations of loans held-for-sale and loans held-for-investment were $22 billion and $11 billion, respectively

◦	Applications of $64 billion, up from $48 billion in the prior quarter, driven primarily by lower mortgage interest rates

◦	Unclosed application pipeline of $32 billion at quarter end, up from $18 billion at December 31, 2018, driven primarily by lower mortgage interest rates

◦	Production margin on residential held-for-sale mortgage loan originations[5] of 1.05%, up from 0.89% in the prior quarter, primarily due to an improvement in secondary market conditions

•	Automobile originations of $5.4 billion in the first quarter, up 24% from the prior year

•	Small Business Lending[11] originations of $621 million, up 6% from the prior year

•	Wells Fargo's mobile banking ranked #2 in Overall Performance and #1 in Mobile Web, and tied for #1 in Functionality on the Dynatrace Mobile Banking Scorecard (March 2019)

•	Wells Fargo's Go FarTM Rewards mobile app tied for highest ranking (A-) on the Credit Card Monitor report (February 2019)

7 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
8 Data as of February 2019, comparisons with February 2018.
9 Combined consumer and business debit card purchase volume dollars.
10 Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.
11 Small Business Lending includes credit card, lines of credit and loan products (primarily under $100,000 sold through our retail banking branches).

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Credit Investment Portfolio, Treasury Management, and Commercial Capital.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
Total revenue	$7,111	6,926	7,279
Provision (reversal of provision) for credit losses	134	(28)	(20)
Noninterest expense	3,838	4,025	3,978
Segment net income	2,770	2,671	2,875
(in billions)
Average loans	476.5	470.2	465.1
Average assets	844.6	839.1	829.2
Average deposits	409.8	421.6	446.0
First Quarter 2019 vs. Fourth Quarter 2018

•	Net income of $2.8 billion, up $99 million, or 4%

•	Revenue of $7.1 billion increased $185 million, or 3%, driven by higher market sensitive revenue[4], partially offset by lower net interest income, commercial real estate brokerage fees, and other fees

•
Noninterest expense of $3.8 billion decreased $187 million, or 5%, reflecting lower operating lease, core deposit and other intangibles amortization, and project related expenses, partially offset by seasonally higher personnel expense

•	Provision for credit losses increased $162 million, driven by a reserve build[2] in first quarter 2019, reflecting higher nonaccrual loans, as well as lower recoveries in the first quarter
First Quarter 2019 vs. First Quarter 2018

•	Net income decreased $105 million, or 4%

•
Revenue decreased $168 million, or 2%, largely due to the impact of the sale of Wells Fargo Shareowner Services in first quarter 2018, as well as lower treasury management fees and mortgage banking income, partially offset by higher market sensitive revenue[4]

•
Noninterest expense decreased $140 million, or 4%, on lower FDIC, core deposit and other intangibles amortization, operating lease, and personnel expenses, partially offset by higher regulatory, risk, and technology expense

•
Provision for credit losses increased $154 million, primarily due to a reserve build[2] in first quarter 2019, reflecting higher nonaccrual loans, compared with a reserve release[2] in first quarter 2018, as well as lower recoveries in first quarter 2019

Business Metrics and Highlights

•	Commercial card spend volume[12] of $8.5 billion, up 5% from the prior year on increased transaction volumes primarily reflecting customer growth, and down 2% compared with fourth quarter 2018

•	U.S. investment banking market share of 3.5% in first quarter 2019[13], compared with 3.1% in first quarter 2018[13]
12 Includes commercial card volume for the entire company.
13 Source: Dealogic U.S. investment banking fee market share.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018
Total revenue	$4,079	3,957	4,242
Provision (reversal of provision) for credit losses	4	(3)	(6)
Noninterest expense	3,303	3,044	3,290
Segment net income	577	689	714
(in billions)
Average loans	74.4	75.2	73.9
Average assets	83.2	83.6	84.2
Average deposits	153.2	155.5	177.9
First Quarter 2019 vs. Fourth Quarter 2018

•	Net income of $577 million, down $112 million, or 16%

•
Revenue of $4.1 billion increased $122 million, or 3%, mostly due to higher net gains from equity securities on higher deferred compensation plan investment results of $307 million (P&L neutral, offset by higher employee benefits expense), partially offset by lower asset-based fees

•
Noninterest expense of $3.3 billion increased $259 million, or 9%, primarily driven by higher employee benefits expense from deferred compensation plan expense of $307 million (P&L neutral, offset by net gains from equity securities) and seasonally higher personnel expense, partially offset by lower broker commissions and lower core deposit and other intangibles amortization expense

First Quarter 2019 vs. First Quarter 2018

•	Net income down $137 million, or 19%

•
Revenue decreased $163 million, or 4%, primarily driven by lower asset-based fees and brokerage transaction revenue, partially offset by higher net gains from equity securities on higher deferred compensation plan investment results of $133 million (P&L neutral, offset by higher employee benefits expense)

•
Noninterest expense increased $13 million, primarily due to higher employee benefits expense from deferred compensation plan expense of $133 million (P&L neutral, offset by net gains from equity securities) and higher regulatory, risk, and technology expense, partially offset by lower broker commissions and core deposit and other intangibles amortization expense

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.8 trillion, down 2% from a year ago, driven primarily by net outflows, partially offset by higher market valuations

•	Average loan balances up 1% from a year ago largely due to growth in nonconforming mortgage loans

•	First quarter 2019 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) down 8% compared with first quarter 2018
Retail Brokerage

•	Client assets of $1.6 trillion, down 1% from prior year, driven primarily by net outflows, partially offset by higher market valuations

•	Advisory assets of $547 billion, up 1% from prior year, driven primarily by higher market valuations, partially offset by net outflows
Wealth Management

•	Client assets of $232 billion, down 4% from prior year, driven primarily by net outflows, partially offset by higher market valuations
Asset Management

•
Total assets under management (AUM) of $476 billion, down 4% from prior year, primarily due to equity and fixed income net outflows and the sale of Wells Fargo Asset Management's ownership stake in The Rock Creek Group, LP and removal of the associated AUM, partially offset by higher market valuations and higher money market fund net inflows

Retirement

•	IRA assets of $404 billion, flat compared with the prior year

•	Institutional Retirement plan assets of $379 billion, down 2% from prior year

•	On April 9, 2019, we announced an agreement to sell our Institutional Retirement and Trust business. This transaction is expected to close in third quarter 2019.

Conference Call
The Company will host a live conference call on Friday, April 12, at 7:00 a.m. PT (10:00 a.m. ET). You may listen to the call by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~5287428.

A replay of the conference call will be available beginning at 11:00 a.m. PT (2:00 p.m. ET) on Friday, April 12 through Friday, April 26. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #5287428. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~5287428.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•
developments in our mortgage banking business, including the extent of the success of our mortgage loan modification efforts, the amount of mortgage loan repurchase demands that we receive, any negative effects relating to our mortgage servicing, loan modification or foreclosure practices, and the effects of regulatory or judicial requirements or guidance impacting our mortgage banking business and any changes in industry standards;

•
our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,700 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy. With approximately 262,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2018 rankings of America’s largest corporations.

Media
Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Mar 31, 2019 from
($ in millions, except per share amounts)	Mar 31, 2019	Dec 31, 2018	Mar 31, 2018	Dec 31, 2018	Mar 31, 2018
For the Period
Wells Fargo net income	$5,860	6,064	5,136	(3)%	14
Wells Fargo net income applicable to common stock	5,507	5,711	4,733	(4)	16
Diluted earnings per common share	1.20	1.21	0.96	(1)	25
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.26%	1.28	1.09	(2)	16
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.71	12.89	10.58	(1)	20
Return on average tangible common equity (ROTCE)(1)	15.16	15.39	12.62	(1)	20
Efficiency ratio (2)	64.4	63.6	68.6	1	(6)
Total revenue	$21,609	20,980	21,934	3	(1)
Pre-tax pre-provision profit (PTPP) (3)	7,693	7,641	6,892	1	12
Dividends declared per common share	0.45	0.43	0.39	5	15
Average common shares outstanding	4,551.5	4,665.8	4,885.7	(2)	(7)
Diluted average common shares outstanding	4,584.0	4,700.8	4,930.7	(2)	(7)
Average loans	$950,148	946,336	951,024	—	—
Average assets	1,883,229	1,879,047	1,915,896	—	(2)
Average total deposits	1,262,062	1,268,948	1,297,178	(1)	(3)
Average consumer and small business banking deposits (4)	739,654	736,295	755,483	—	(2)
Net interest margin	2.91%	2.94	2.84	(1)	2
At Period End
Debt securities	$483,467	484,689	472,968	—	2
Loans	948,249	953,110	947,308	(1)	—
Allowance for loan losses	9,900	9,775	10,373	1	(5)
Goodwill	26,420	26,418	26,445	—	—
Equity securities	58,440	55,148	58,935	6	(1)
Assets	1,887,792	1,895,883	1,915,388	—	(1)
Deposits	1,264,013	1,286,170	1,303,689	(2)	(3)
Common stockholders' equity	176,025	174,359	181,150	1	(3)
Wells Fargo stockholders’ equity	197,832	196,166	204,952	1	(3)
Total equity	198,733	197,066	205,910	1	(3)
Tangible common equity (1)	147,723	145,980	151,878	1	(3)
Common shares outstanding	4,511.9	4,581.3	4,873.9	(2)	(7)
Book value per common share (5)	$39.01	38.06	37.17	2	5
Tangible book value per common share (1)(5)	32.74	31.86	31.16	3	5
Team members (active, full-time equivalent)	262,100	258,700	265,700	1	(1)

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 34.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
For the Quarter
Wells Fargo net income	$5,860	6,064	6,007	5,186	5,136
Wells Fargo net income applicable to common stock	5,507	5,711	5,453	4,792	4,733
Diluted earnings per common share	1.20	1.21	1.13	0.98	0.96
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.26%	1.28	1.27	1.10	1.09
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.71	12.89	12.04	10.60	10.58
Return on average tangible common equity (ROTCE)(1)	15.16	15.39	14.33	12.62	12.62
Efficiency ratio (2)	64.4	63.6	62.7	64.9	68.6
Total revenue	$21,609	20,980	21,941	21,553	21,934
Pre-tax pre-provision profit (PTPP) (3)	7,693	7,641	8,178	7,571	6,892
Dividends declared per common share	0.45	0.43	0.43	0.39	0.39
Average common shares outstanding	4,551.5	4,665.8	4,784.0	4,865.8	4,885.7
Diluted average common shares outstanding	4,584.0	4,700.8	4,823.2	4,899.8	4,930.7
Average loans	$950,148	946,336	939,462	944,079	951,024
Average assets	1,883,229	1,879,047	1,876,283	1,884,884	1,915,896
Average total deposits	1,262,062	1,268,948	1,266,378	1,271,339	1,297,178
Average consumer and small business banking deposits (4)	739,654	736,295	743,503	754,047	755,483
Net interest margin	2.91%	2.94	2.94	2.93	2.84
At Quarter End
Debt securities	$483,467	484,689	472,283	475,495	472,968
Loans	948,249	953,110	942,300	944,265	947,308
Allowance for loan losses	9,900	9,775	10,021	10,193	10,373
Goodwill	26,420	26,418	26,425	26,429	26,445
Equity securities	58,440	55,148	61,755	57,505	58,935
Assets	1,887,792	1,895,883	1,872,981	1,879,700	1,915,388
Deposits	1,264,013	1,286,170	1,266,594	1,268,864	1,303,689
Common stockholders' equity	176,025	174,359	176,934	181,386	181,150
Wells Fargo stockholders’ equity	197,832	196,166	198,741	205,188	204,952
Total equity	198,733	197,066	199,679	206,069	205,910
Tangible common equity (1)	147,723	145,980	148,391	152,580	151,878
Common shares outstanding	4,511.9	4,581.3	4,711.6	4,849.1	4,873.9
Book value per common share (5)	$39.01	38.06	37.55	37.41	37.17
Tangible book value per common share (1)(5)	32.74	31.86	31.49	31.47	31.16
Team members (active, full-time equivalent)	262,100	258,700	261,700	264,500	265,700

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 34.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,		%
(in millions, except per share amounts)	2019	2018	Change
Interest income
Debt securities	$3,941	3,414	15%
Mortgage loans held for sale	152	179	(15)
Loans held for sale	24	24	—
Loans	11,354	10,579	7
Equity securities	210	231	(9)
Other interest income	1,322	920	44
Total interest income	17,003	15,347	11
Interest expense
Deposits	2,026	1,090	86
Short-term borrowings	596	311	92
Long-term debt	1,927	1,576	22
Other interest expense	143	132	8
Total interest expense	4,692	3,109	51
Net interest income	12,311	12,238	1
Provision for credit losses	845	191	342
Net interest income after provision for credit losses	11,466	12,047	(5)
Noninterest income
Service charges on deposit accounts	1,094	1,173	(7)
Trust and investment fees	3,373	3,683	(8)
Card fees	944	908	4
Other fees	770	800	(4)
Mortgage banking	708	934	(24)
Insurance	96	114	(16)
Net gains from trading activities	357	243	47
Net gains on debt securities	125	1	NM
Net gains from equity securities	814	783	4
Lease income	443	455	(3)
Other	574	602	(5)
Total noninterest income	9,298	9,696	(4)
Noninterest expense
Salaries	4,425	4,363	1
Commission and incentive compensation	2,845	2,768	3
Employee benefits	1,938	1,598	21
Equipment	661	617	7
Net occupancy	717	713	1
Core deposit and other intangibles	28	265	(89)
FDIC and other deposit assessments	159	324	(51)
Other	3,143	4,394	(28)
Total noninterest expense	13,916	15,042	(7)
Income before income tax expense	6,848	6,701	2
Income tax expense	881	1,374	(36)
Net income before noncontrolling interests	5,967	5,327	12
Less: Net income from noncontrolling interests	107	191	(44)
Wells Fargo net income	$5,860	5,136	14
Less: Preferred stock dividends and other	353	403	(12)
Wells Fargo net income applicable to common stock	$5,507	4,733	16
Per share information
Earnings per common share	$1.21	0.97	25
Diluted earnings per common share	1.20	0.96	25
Average common shares outstanding	4,551.5	4,885.7	(7)
Diluted average common shares outstanding	4,584.0	4,930.7	(7)
NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Interest income
Debt securities	$3,941	3,803	3,595	3,594	3,414
Mortgage loans held for sale	152	190	210	198	179
Loans held for sale	24	33	35	48	24
Loans	11,354	11,367	11,116	10,912	10,579
Equity securities	210	260	280	221	231
Other interest income	1,322	1,268	1,128	1,042	920
Total interest income	17,003	16,921	16,364	16,015	15,347
Interest expense
Deposits	2,026	1,765	1,499	1,268	1,090
Short-term borrowings	596	546	462	398	311
Long-term debt	1,927	1,802	1,667	1,658	1,576
Other interest expense	143	164	164	150	132
Total interest expense	4,692	4,277	3,792	3,474	3,109
Net interest income	12,311	12,644	12,572	12,541	12,238
Provision for credit losses	845	521	580	452	191
Net interest income after provision for credit losses	11,466	12,123	11,992	12,089	12,047
Noninterest income
Service charges on deposit accounts	1,094	1,176	1,204	1,163	1,173
Trust and investment fees	3,373	3,520	3,631	3,675	3,683
Card fees	944	981	1,017	1,001	908
Other fees	770	888	850	846	800
Mortgage banking	708	467	846	770	934
Insurance	96	109	104	102	114
Net gains from trading activities	357	10	158	191	243
Net gains on debt securities	125	9	57	41	1
Net gains from equity securities	814	21	416	295	783
Lease income	443	402	453	443	455
Other	574	753	633	485	602
Total noninterest income	9,298	8,336	9,369	9,012	9,696
Noninterest expense
Salaries	4,425	4,545	4,461	4,465	4,363
Commission and incentive compensation	2,845	2,427	2,427	2,642	2,768
Employee benefits	1,938	706	1,377	1,245	1,598
Equipment	661	643	634	550	617
Net occupancy	717	735	718	722	713
Core deposit and other intangibles	28	264	264	265	265
FDIC and other deposit assessments	159	153	336	297	324
Other	3,143	3,866	3,546	3,796	4,394
Total noninterest expense	13,916	13,339	13,763	13,982	15,042
Income before income tax expense	6,848	7,120	7,598	7,119	6,701
Income tax expense	881	966	1,512	1,810	1,374
Net income before noncontrolling interests	5,967	6,154	6,086	5,309	5,327
Less: Net income from noncontrolling interests	107	90	79	123	191
Wells Fargo net income	$5,860	6,064	6,007	5,186	5,136
Less: Preferred stock dividends and other	353	353	554	394	403
Wells Fargo net income applicable to common stock	$5,507	5,711	5,453	4,792	4,733
Per share information
Earnings per common share	$1.21	1.22	1.14	0.98	0.97
Diluted earnings per common share	1.20	1.21	1.13	0.98	0.96
Average common shares outstanding	4,551.5	4,665.8	4,784.0	4,865.8	4,885.7
Diluted average common shares outstanding	4,584.0	4,700.8	4,823.2	4,899.8	4,930.7

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended March 31,		%
(in millions)	2019	2018	Change
Wells Fargo net income	$5,860	5,136	14%
Other comprehensive income (loss), before tax:
Debt securities:
Net unrealized gains (losses) arising during the period	2,831	(3,443)	NM
Reclassification of net (gains) losses to net income	(81)	68	NM
Derivatives and hedging activities:
Net unrealized losses arising during the period	(35)	(242)	(86)
Reclassification of net losses to net income	79	60	32
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	(4)	6	NM
Amortization of net actuarial loss, settlements and other to net income	35	32	9
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	42	(2)	NM
Other comprehensive income (loss), before tax	2,867	(3,521)	NM
Income tax benefit (expense) related to other comprehensive income	(694)	862	NM
Other comprehensive income (loss), net of tax	2,173	(2,659)	NM
Less: Other comprehensive income from noncontrolling interests	—	—	—
Wells Fargo other comprehensive income (loss), net of tax	2,173	(2,659)	NM
Wells Fargo comprehensive income	8,033	2,477	224
Comprehensive income from noncontrolling interests	107	191	(44)
Total comprehensive income	$8,140	2,668	205
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Balance, beginning of period	$197,066	199,679	206,069	205,910	208,079
Cumulative effect from change in accounting policies (1)	(11)	—	—	—	(24)
Wells Fargo net income	5,860	6,064	6,007	5,186	5,136
Wells Fargo other comprehensive income (loss), net of tax	2,173	537	(1,012)	(540)	(2,659)
Noncontrolling interests	1	(38)	57	(77)	(178)
Common stock issued	1,139	239	156	73	1,208
Common stock repurchased (2)	(4,820)	(7,299)	(7,382)	(2,923)	(3,029)
Preferred stock redeemed (3)	—	—	(2,150)	—	—
Preferred stock released by ESOP	—	268	260	490	231
Common stock warrants repurchased/exercised	—	(131)	(36)	(1)	(157)
Common stock dividends	(2,054)	(2,016)	(2,062)	(1,900)	(1,911)
Preferred stock dividends	(353)	(353)	(399)	(394)	(410)
Stock incentive compensation expense	544	144	202	258	437
Net change in deferred compensation and related plans	(812)	(28)	(31)	(13)	(813)
Balance, end of period	$198,733	197,066	199,679	206,069	205,910

(1)
Effective January 1, 2019, we adopted ASU 2016-02 – Leases (Topic 842) and subsequent related Updates and ASU 2017-08 – Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. Effective January 1, 2018, we adopted ASU 2016-04 – Liabilities – Extinguishments of Liabilities (Subtopic 405-20): Recognition of Breakage for Certain Prepaid Stored-Value Products, ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, and ASU 2014-09 – Revenue from Contracts With Customers (Topic 606) and subsequent related Updates.

(2)	For the quarter ended June 30, 2018, includes $1.0 billion related to a private forward repurchase transaction that settled in third quarter 2018 for 18.8 million shares of common stock.

(3)	Represents the impact of the redemption of preferred stock, Series J, in third quarter 2018.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31,
	2019			2018
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$140,784	2.33%	$810	172,291	1.49%	$632
Federal funds sold and securities purchased under resale agreements	83,539	2.40	495	78,135	1.40	271
Debt securities (3):
Trading debt securities	89,378	3.58	798	78,715	3.24	637
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	14,070	2.14	74	6,426	1.66	26
Securities of U.S. states and political subdivisions	48,342	4.02	486	49,956	3.37	421
Mortgage-backed securities:
Federal agencies	151,494	3.10	1,173	158,472	2.72	1,076
Residential and commercial	5,984	4.31	64	8,871	4.12	91
Total mortgage-backed securities	157,478	3.14	1,237	167,343	2.79	1,167
Other debt securities	46,788	4.46	517	48,094	3.73	444
Total available-for-sale debt securities	266,678	3.48	2,314	271,819	3.04	2,058
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,754	2.20	243	44,723	2.20	243
Securities of U.S. states and political subdivisions	6,158	4.03	62	6,259	4.34	68
Federal agency and other mortgage-backed securities	96,004	2.74	656	90,789	2.38	541
Other debt securities	61	3.96	1	695	3.23	5
Total held-to-maturity debt securities	146,977	2.63	962	142,466	2.42	857
Total debt securities	503,033	3.25	4,074	493,000	2.89	3,552
Mortgage loans held for sale (4)	13,898	4.37	152	18,406	3.89	179
Loans held for sale (4)	1,862	5.25	24	2,011	4.92	24
Commercial loans:
Commercial and industrial - U.S.	286,579	4.48	3,169	272,040	3.85	2,584
Commercial and industrial - Non U.S.	62,957	3.89	604	60,216	3.23	479
Real estate mortgage	121,417	4.58	1,373	126,200	4.05	1,262
Real estate construction	22,435	5.43	301	24,449	4.54	274
Lease financing	19,391	4.61	224	19,265	5.30	255
Total commercial loans	512,779	4.48	5,671	502,170	3.91	4,854
Consumer loans:
Real estate 1-4 family first mortgage	285,214	3.96	2,821	284,207	4.02	2,852
Real estate 1-4 family junior lien mortgage	33,791	5.75	481	38,844	5.13	493
Credit card	38,182	12.88	1,212	36,468	12.75	1,147
Automobile	44,833	5.19	574	51,469	5.16	655
Other revolving credit and installment	35,349	7.14	623	37,866	6.46	604
Total consumer loans	437,369	5.26	5,711	448,854	5.16	5,751
Total loans (4)	950,148	4.84	11,382	951,024	4.50	10,605
Equity securities	33,080	2.56	211	39,754	2.35	233
Other	4,416	1.63	18	6,015	1.21	19
Total earning assets	$1,730,760	4.00%	$17,166	1,760,636	3.55%	$15,515
Funding sources
Deposits:
Interest-bearing checking	$56,253	1.42%	$197	67,774	0.77%	$129
Market rate and other savings	688,568	0.50	847	679,068	0.22	368
Savings certificates	25,231	1.26	78	20,018	0.34	17
Other time deposits	97,830	2.67	645	76,589	1.84	347
Deposits in foreign offices	55,443	1.89	259	94,810	0.98	229
Total interest-bearing deposits	923,325	0.89	2,026	938,259	0.47	1,090
Short-term borrowings	108,789	2.22	597	101,779	1.24	312
Long-term debt	233,172	3.32	1,927	226,062	2.80	1,576
Other liabilities	25,292	2.28	143	27,927	1.92	132
Total interest-bearing liabilities	1,290,578	1.47	4,693	1,294,027	0.97	3,110
Portion of noninterest-bearing funding sources	440,182	—	—	466,609	—	—
Total funding sources	$1,730,760	1.09	4,693	1,760,636	0.71	3,110
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.91%	$12,473		2.84%	$12,405
Noninterest-earning assets
Cash and due from banks	$19,614			18,853
Goodwill	26,420			26,516
Other	106,435			109,891
Total noninterest-earning assets	$152,469			155,260
Noninterest-bearing funding sources
Deposits	$338,737			358,919
Other liabilities	55,565			56,770
Total equity	198,349			206,180
Noninterest-bearing funding sources used to fund earning assets	(440,182)			(466,609)
Net noninterest-bearing funding sources	$152,469			155,260
Total assets	$1,883,229			1,915,896

(1)
Our average prime rate was 5.50% and 4.52% for the quarters ended March 31, 2019 and 2018, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.69% and 1.93% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $162 million and $167 million for the quarters ended March 31, 2019 and 2018, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Mar 31, 2019		Dec 31, 2018		Sep 30, 2018		Jun 30, 2018		Mar 31, 2018
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks	$140.8	2.33%	$150.1	2.18%	$148.6	1.93%	$154.8	1.75%	$172.3	1.49%
Federal funds sold and securities purchased under resale agreements	83.5	2.40	76.1	2.22	79.9	1.93	80.0	1.73	78.1	1.40
Debt securities (3):
Trading debt securities	89.4	3.58	90.1	3.52	84.5	3.45	80.7	3.45	78.7	3.24
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	14.1	2.14	7.2	1.80	6.4	1.65	6.4	1.66	6.4	1.66
Securities of U.S. states and political subdivisions	48.3	4.02	47.6	4.05	46.6	3.76	47.4	3.91	50.0	3.37
Mortgage-backed securities:
Federal agencies	151.5	3.10	155.3	2.91	155.5	2.77	154.9	2.75	158.4	2.72
Residential and commercial	6.0	4.31	6.7	4.87	7.3	4.68	8.2	4.86	8.9	4.12
Total mortgage-backed securities	157.5	3.14	162.0	2.99	162.8	2.86	163.1	2.86	167.3	2.79
Other debt securities	46.8	4.46	46.1	4.46	46.4	4.39	47.1	4.33	48.1	3.73
Total available-for-sale debt securities	266.7	3.48	262.9	3.41	262.2	3.26	264.0	3.28	271.8	3.04
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44.7	2.20	44.7	2.19	44.7	2.18	44.7	2.19	44.7	2.20
Securities of U.S. states and political subdivisions	6.2	4.03	6.2	4.34	6.3	4.33	6.3	4.34	6.3	4.34
Federal agency and other mortgage-backed securities	95.9	2.74	95.8	2.46	95.3	2.27	94.9	2.33	90.8	2.38
Other debt securities	0.1	3.96	0.1	3.65	0.1	5.61	0.6	4.66	0.7	3.23
Total held-to-maturity debt securities	146.9	2.63	146.8	2.46	146.4	2.33	146.5	2.38	142.5	2.42
Total debt securities	503.0	3.25	499.8	3.15	493.1	3.02	491.2	3.04	493.0	2.89
Mortgage loans held for sale	13.9	4.37	17.0	4.46	19.3	4.33	18.8	4.22	18.4	3.89
Loans held for sale	1.9	5.25	2.0	6.69	2.6	5.28	3.5	5.48	2.0	4.92
Commercial loans:
Commercial and industrial - U.S.	286.6	4.48	281.4	4.40	273.8	4.22	275.3	4.16	272.0	3.85
Commercial and industrial - Non U.S.	63.0	3.89	62.0	3.73	60.9	3.63	59.7	3.51	60.2	3.23
Real estate mortgage	121.4	4.58	120.4	4.51	121.3	4.35	124.0	4.27	126.2	4.05
Real estate construction	22.4	5.43	23.1	5.32	23.3	5.05	23.6	4.88	24.4	4.54
Lease financing	19.4	4.61	19.5	4.48	19.5	4.69	19.3	4.48	19.4	5.30
Total commercial loans	512.8	4.48	506.4	4.39	498.8	4.24	501.9	4.15	502.2	3.91
Consumer loans:
Real estate 1-4 family first mortgage	285.2	3.96	285.3	4.02	284.1	4.07	283.1	4.06	284.2	4.02
Real estate 1-4 family junior lien mortgage	33.8	5.75	34.8	5.60	35.9	5.50	37.2	5.32	38.8	5.13
Credit card	38.2	12.88	37.9	12.69	36.9	12.77	35.9	12.66	36.4	12.75
Automobile	44.8	5.19	45.5	5.16	47.0	5.20	48.6	5.18	51.5	5.16
Other revolving credit and installment	35.3	7.14	36.4	6.95	36.8	6.78	37.4	6.62	37.9	6.46
Total consumer loans	437.3	5.26	439.9	5.25	440.7	5.26	442.2	5.20	448.8	5.16
Total loans	950.1	4.84	946.3	4.79	939.5	4.72	944.1	4.64	951.0	4.50
Equity securities	33.1	2.56	37.4	2.79	37.9	2.98	37.3	2.38	39.8	2.35
Other	4.5	1.63	4.2	1.78	4.7	1.47	5.6	1.48	6.0	1.21
Total earning assets	$1,730.8	4.00%	$1,732.9	3.93%	$1,725.6	3.81%	$1,735.3	3.73%	$1,760.6	3.55%
Funding sources
Deposits:
Interest-bearing checking	$56.3	1.42%	$54.0	1.21%	$51.2	1.01%	$80.3	0.90%	$67.8	0.77%
Market rate and other savings	688.6	0.50	689.6	0.43	693.9	0.35	676.7	0.26	679.1	0.22
Savings certificates	25.2	1.26	22.0	0.87	20.6	0.62	20.0	0.43	20.0	0.34
Other time deposits	97.8	2.67	92.6	2.46	87.8	2.35	82.1	2.26	76.6	1.84
Deposits in foreign offices	55.4	1.89	56.1	1.66	53.9	1.50	51.5	1.30	94.8	0.98
Total interest-bearing deposits	923.3	0.89	914.3	0.77	907.4	0.66	910.6	0.56	938.3	0.47
Short-term borrowings	108.8	2.22	106.0	2.04	105.5	1.74	103.8	1.54	101.8	1.24
Long-term debt	233.2	3.32	226.6	3.17	220.7	3.02	223.8	2.97	226.0	2.80
Other liabilities	25.3	2.28	27.4	2.41	27.0	2.40	28.2	2.12	27.9	1.92
Total interest-bearing liabilities	1,290.6	1.47	1,274.3	1.34	1,260.6	1.20	1,266.4	1.10	1,294.0	0.97
Portion of noninterest-bearing funding sources	440.2	—	458.6	—	465.0	—	468.9	—	466.6	—
Total funding sources	$1,730.8	1.09	$1,732.9	0.99	$1,725.6	0.87	$1,735.3	0.80	$1,760.6	0.71
Net interest margin on a taxable-equivalent basis		2.91%		2.94%		2.94%		2.93%		2.84%
Noninterest-earning assets
Cash and due from banks	$19.6		19.3		18.4		18.6		18.9
Goodwill	26.4		26.4		26.4		26.4		26.5
Other	106.4		100.4		105.9		104.6		109.9
Total noninterest-earnings assets	$152.4		146.1		150.7		149.6		155.3
Noninterest-bearing funding sources
Deposits	$338.8		354.6		359.0		360.7		358.9
Other liabilities	55.5		51.7		53.9		51.7		56.8
Total equity	198.3		198.4		202.8		206.1		206.2
Noninterest-bearing funding sources used to fund earning assets	(440.2)		(458.6)		(465.0)		(468.9)		(466.6)
Net noninterest-bearing funding sources	$152.4		146.1		150.7		149.6		155.3
Total assets	$1,883.2		1,879.0		1,876.3		1,884.9		1,915.9

(1)
Our average prime rate was 5.50% for the quarter ended March 31, 2019, 5.28% for the quarter ended December 31, 2018, 5.01% for the quarter ended September 30, 2018, 4.80% for the quarter ended June 30, 2018 and 4.52% for the quarter ended March 31, 2018. The average three-month London Interbank Offered Rate (LIBOR) was 2.69%, 2.62%, 2.34%, 2.34% and 1.93% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31,		%
(in millions)	2019	2018	Change
Service charges on deposit accounts	$1,094	1,173	(7)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,193	2,403	(9)
Trust and investment management	786	850	(8)
Investment banking	394	430	(8)
Total trust and investment fees	3,373	3,683	(8)
Card fees	944	908	4
Other fees:
Lending related charges and fees (1)	347	380	(9)
Cash network fees	109	126	(13)
Commercial real estate brokerage commissions	81	85	(5)
Wire transfer and other remittance fees	113	116	(3)
All other fees	120	93	29
Total other fees	770	800	(4)
Mortgage banking:
Servicing income, net	364	468	(22)
Net gains on mortgage loan origination/sales activities	344	466	(26)
Total mortgage banking	708	934	(24)
Insurance	96	114	(16)
Net gains from trading activities	357	243	47
Net gains on debt securities	125	1	NM
Net gains from equity securities	814	783	4
Lease income	443	455	(3)
Life insurance investment income	159	164	(3)
All other	415	438	(5)
Total	$9,298	9,696	(4)
NM - Not meaningful

(1)	Represents combined amount of previously reported "Charges and fees on loans" and "Letters of credit fees".

NONINTEREST EXPENSE

	Quarter ended March 31,		%
(in millions)	2019	2018	Change
Salaries	$4,425	4,363	1%
Commission and incentive compensation	2,845	2,768	3
Employee benefits	1,938	1,598	21
Equipment	661	617	7
Net occupancy (1)	717	713	1
Core deposit and other intangibles	28	265	(89)
FDIC and other deposit assessments	159	324	(51)
Outside professional services	678	821	(17)
Operating losses	238	1,468	(84)
Contract services	563	447	26
Operating leases (2)	286	320	(11)
Advertising and promotion	237	153	55
Outside data processing	167	162	3
Travel and entertainment	147	152	(3)
Postage, stationery and supplies	122	142	(14)
Telecommunications	91	92	(1)
Foreclosed assets	37	38	(3)
Insurance	25	26	(4)
All other	552	573	(4)
Total	$13,916	15,042	(7)

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Service charges on deposit accounts	$1,094	1,176	1,204	1,163	1,173
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,193	2,345	2,334	2,354	2,403
Trust and investment management	786	796	835	835	850
Investment banking	394	379	462	486	430
Total trust and investment fees	3,373	3,520	3,631	3,675	3,683
Card fees	944	981	1,017	1,001	908
Other fees:
Lending related charges and fees (1)	347	400	370	376	380
Cash network fees	109	114	121	120	126
Commercial real estate brokerage commissions	81	145	129	109	85
Wire transfer and other remittance fees	113	120	120	121	116
All other fees	120	109	110	120	93
Total other fees	770	888	850	846	800
Mortgage banking:
Servicing income, net	364	109	390	406	468
Net gains on mortgage loan origination/sales activities	344	358	456	364	466
Total mortgage banking	708	467	846	770	934
Insurance	96	109	104	102	114
Net gains from trading activities	357	10	158	191	243
Net gains on debt securities	125	9	57	41	1
Net gains from equity securities	814	21	416	295	783
Lease income	443	402	453	443	455
Life insurance investment income	159	158	167	162	164
All other	415	595	466	323	438
Total	$9,298	8,336	9,369	9,012	9,696

(1)	Represents combined amount of previously reported "Charges and fees on loans" and "Letters of credit fees".

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Salaries	$4,425	4,545	4,461	4,465	4,363
Commission and incentive compensation	2,845	2,427	2,427	2,642	2,768
Employee benefits	1,938	706	1,377	1,245	1,598
Equipment	661	643	634	550	617
Net occupancy (1)	717	735	718	722	713
Core deposit and other intangibles	28	264	264	265	265
FDIC and other deposit assessments	159	153	336	297	324
Outside professional services	678	843	761	881	821
Operating losses	238	432	605	619	1,468
Contract services	563	616	593	536	447
Operating leases (2)	286	392	311	311	320
Advertising and promotion	237	254	223	227	153
Outside data processing	167	168	166	164	162
Travel and entertainment	147	168	141	157	152
Postage, stationery and supplies	122	132	120	121	142
Telecommunications	91	91	90	88	92
Foreclosed assets	37	47	59	44	38
Insurance	25	25	26	24	26
All other	552	698	451	624	573
Total	$13,916	13,339	13,763	13,982	15,042

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER DEFERRED COMPENSATION PLAN INVESTMENT RESULTS

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net interest income	$13	23	14	13	10
Net gains (losses) from equity securities	345	(452)	118	37	(6)
Total revenue (losses) from deferred compensation plan investments	358	(429)	132	50	4
Employee benefits expense	357	(428)	129	53	4
Income (loss) before income tax expense	$1	(1)	3	(3)	—

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Mar 31, 2019	Dec 31, 2018	% Change
Assets
Cash and due from banks	$20,650	23,551	(12)%
Interest-earning deposits with banks	128,318	149,736	(14)
Total cash, cash equivalents, and restricted cash	148,968	173,287	(14)
Federal funds sold and securities purchased under resale agreements	98,621	80,207	23
Debt securities:
Trading, at fair value	70,378	69,989	1
Available-for-sale, at fair value	268,099	269,912	(1)
Held-to-maturity, at cost	144,990	144,788	—
Mortgage loans held for sale	15,016	15,126	(1)
Loans held for sale	1,018	2,041	(50)
Loans	948,249	953,110	(1)
Allowance for loan losses	(9,900)	(9,775)	1
Net loans	938,349	943,335	(1)
Mortgage servicing rights:
Measured at fair value	13,336	14,649	(9)
Amortized	1,427	1,443	(1)
Premises and equipment, net	8,825	8,920	(1)
Goodwill	26,420	26,418	—
Derivative assets	11,238	10,770	4
Equity securities	58,440	55,148	6
Other assets	82,667	79,850	4
Total assets	$1,887,792	1,895,883	—
Liabilities
Noninterest-bearing deposits	$341,399	349,534	(2)
Interest-bearing deposits	922,614	936,636	(1)
Total deposits	1,264,013	1,286,170	(2)
Short-term borrowings	106,597	105,787	1
Derivative liabilities	7,393	8,499	(13)
Accrued expenses and other liabilities	74,717	69,317	8
Long-term debt	236,339	229,044	3
Total liabilities	1,689,059	1,698,817	(1)
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,214	23,214	—
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,409	60,685	—
Retained earnings	160,776	158,163	2
Cumulative other comprehensive income (loss)	(3,682)	(6,336)	(42)
Treasury stock – 969,863,644 shares and 900,557,866 shares	(50,519)	(47,194)	7
Unearned ESOP shares	(1,502)	(1,502)	—
Total Wells Fargo stockholders’ equity	197,832	196,166	1
Noncontrolling interests	901	900	—
Total equity	198,733	197,066	1
Total liabilities and equity	$1,887,792	1,895,883	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Assets
Cash and due from banks	$20,650	23,551	18,791	20,450	18,145
Interest-earning deposits with banks	128,318	149,736	140,732	142,999	184,250
Total cash, cash equivalents, and restricted cash	148,968	173,287	159,523	163,449	202,395
Federal funds sold and securities purchased under resale agreements	98,621	80,207	83,471	80,184	73,550
Debt securities:
Trading, at fair value	70,378	69,989	65,188	65,602	59,866
Available-for-sale, at fair value	268,099	269,912	262,964	265,687	271,656
Held-to-maturity, at cost	144,990	144,788	144,131	144,206	141,446
Mortgage loans held for sale	15,016	15,126	19,225	21,509	17,944
Loans held for sale	1,018	2,041	1,765	3,408	3,581
Loans	948,249	953,110	942,300	944,265	947,308
Allowance for loan losses	(9,900)	(9,775)	(10,021)	(10,193)	(10,373)
Net loans	938,349	943,335	932,279	934,072	936,935
Mortgage servicing rights:
Measured at fair value	13,336	14,649	15,980	15,411	15,041
Amortized	1,427	1,443	1,414	1,407	1,411
Premises and equipment, net	8,825	8,920	8,802	8,882	8,828
Goodwill	26,420	26,418	26,425	26,429	26,445
Derivative assets	11,238	10,770	11,811	11,099	11,467
Equity securities	58,440	55,148	61,755	57,505	58,935
Other assets	82,667	79,850	78,248	80,850	85,888
Total assets	$1,887,792	1,895,883	1,872,981	1,879,700	1,915,388
Liabilities
Noninterest-bearing deposits	$341,399	349,534	352,869	365,021	370,085
Interest-bearing deposits	922,614	936,636	913,725	903,843	933,604
Total deposits	1,264,013	1,286,170	1,266,594	1,268,864	1,303,689
Short-term borrowings	106,597	105,787	105,451	104,496	97,207
Derivative liabilities	7,393	8,499	8,586	8,507	7,883
Accrued expenses and other liabilities	74,717	69,317	71,348	72,480	73,397
Long-term debt	236,339	229,044	221,323	219,284	227,302
Total liabilities	1,689,059	1,698,817	1,673,302	1,673,631	1,709,478
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,214	23,214	23,482	25,737	26,227
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,409	60,685	60,738	59,644	60,399
Retained earnings	160,776	158,163	154,576	150,803	147,928
Cumulative other comprehensive income (loss)	(3,682)	(6,336)	(6,873)	(5,461)	(4,921)
Treasury stock	(50,519)	(47,194)	(40,538)	(32,620)	(31,246)
Unearned ESOP shares	(1,502)	(1,502)	(1,780)	(2,051)	(2,571)
Total Wells Fargo stockholders’ equity	197,832	196,166	198,741	205,188	204,952
Noncontrolling interests	901	900	938	881	958
Total equity	198,733	197,066	199,679	206,069	205,910
Total liabilities and equity	$1,887,792	1,895,883	1,872,981	1,879,700	1,915,388

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Trading assets
Debt securities	$70,378	69,989	65,188	65,602	59,866
Equity securities	20,933	19,449	26,138	22,978	25,327
Loans held for sale	998	1,469	1,266	1,350	1,695
Gross trading derivative assets	30,002	29,216	30,302	30,758	30,644
Netting (1)	(20,809)	(19,807)	(19,188)	(20,687)	(20,112)
Total trading derivative assets	9,193	9,409	11,114	10,071	10,532
Total trading assets	101,502	100,316	103,706	100,001	97,420
Trading liabilities
Short sales	21,586	19,720	23,992	21,765	23,303
Gross trading derivative liabilities	28,994	28,717	29,268	29,847	29,717
Netting (1)	(22,810)	(21,178)	(21,842)	(22,311)	(22,569)
Total trading derivative liabilities	6,184	7,539	7,426	7,536	7,148
Total trading liabilities	$27,770	27,259	31,418	29,301	30,451

(1)	Represents balance sheet netting for trading derivative assets and liability balances, and trading portfolio level counterparty valuation adjustments.

FIVE QUARTER DEBT SECURITIES

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Trading debt securities	$70,378	69,989	65,188	65,602	59,866
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15,106	13,348	6,187	6,271	6,279
Securities of U.S. states and political subdivisions	49,700	49,264	48,216	47,559	49,643
Mortgage-backed securities:
Federal agencies	150,663	153,203	153,511	154,556	156,814
Residential and commercial	5,828	7,000	6,939	8,286	9,264
Total mortgage-backed securities	156,491	160,203	160,450	162,842	166,078
Other debt securities	46,802	47,097	48,111	49,015	49,656
Total available-for-sale debt securities	268,099	269,912	262,964	265,687	271,656
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,758	44,751	44,743	44,735	44,727
Securities of U.S. states and political subdivisions	6,163	6,286	6,293	6,300	6,307
Federal agency and other mortgage-backed securities (1)	94,009	93,685	93,020	93,016	89,748
Other debt securities	60	66	75	155	664
Total held-to-maturity debt securities	144,990	144,788	144,131	144,206	141,446
Total debt securities	$483,467	484,689	472,283	475,495	472,968

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Held for trading at fair value:
Marketable equity securities	$20,933	19,449	26,138	22,978	25,327
Not held for trading:
Fair value:
Marketable equity securities (1)	5,135	4,513	5,705	5,273	4,931
Nonmarketable equity securities (2)	6,518	5,594	6,479	5,876	5,303
Total equity securities at fair value	11,653	10,107	12,184	11,149	10,234
Equity method:
Low-income housing tax credit investments	10,925	10,999	10,453	10,361	10,318
Private equity	3,890	3,832	3,838	3,732	3,840
Tax-advantaged renewable energy	3,041	3,073	1,967	1,950	1,822
New market tax credit and other	305	311	259	262	268
Total equity method	18,161	18,215	16,517	16,305	16,248
Other:
Federal bank stock and other at cost (3)	5,732	5,643	5,467	5,673	5,780
Private equity (4)	1,961	1,734	1,449	1,400	1,346
Total equity securities not held for trading	37,507	35,699	35,617	34,527	33,608
Total equity securities	$58,440	55,148	61,755	57,505	58,935

(1)
Includes $3.5 billion, $3.2 billion, $3.6 billion, $3.5 billion and $3.5 billion at March 31, 2019, and December 31, September 30, June 30, and March 31, 2018, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $6.4 billion, $5.5 billion, $6.3 billion, $5.5 billion and $5.0 billion at March 31, 2019, and December 31, September 30, June 30, and March 31, 2018, respectively, related to investments for which we elected the fair value option.

(3)
Includes $5.7 billion, $5.6 billion, $5.4 billion, $5.6 billion and $5.7 billion at March 31, 2019, and December 31, September 30, June 30, and March 31, 2018, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(4)	Represents nonmarketable equity securities for which we have elected to account for the security under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Commercial:
Commercial and industrial	$349,134	350,199	338,048	336,590	334,678
Real estate mortgage	122,113	121,014	120,403	123,964	125,543
Real estate construction	21,857	22,496	23,690	22,937	23,882
Lease financing	19,122	19,696	19,745	19,614	19,293
Total commercial	512,226	513,405	501,886	503,105	503,396
Consumer:
Real estate 1-4 family first mortgage	284,545	285,065	284,273	283,001	282,658
Real estate 1-4 family junior lien mortgage	33,099	34,398	35,330	36,542	37,920
Credit card	38,279	39,025	37,812	36,684	36,103
Automobile	44,913	45,069	46,075	47,632	49,554
Other revolving credit and installment	35,187	36,148	36,924	37,301	37,677
Total consumer	436,023	439,705	440,414	441,160	443,912
Total loans (1)	$948,249	953,110	942,300	944,265	947,308

(1)
Includes $3.2 billion, $5.0 billion, $6.9 billion, $9.0 billion, and $10.7 billion of purchased credit-impaired (PCI) loans at March 31, 2019, and December 31, September 30, June 30, and March 31, 2018, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Commercial foreign loans:
Commercial and industrial	$63,158	62,564	61,696	61,732	59,696
Real estate mortgage	7,049	6,731	6,891	7,617	8,082
Real estate construction	1,138	1,011	726	542	668
Lease financing	1,167	1,159	1,187	1,097	1,077
Total commercial foreign loans	$72,512	71,465	70,500	70,988	69,523

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,986	1,486	1,555	1,559	1,516
Real estate mortgage	699	580	603	765	755
Real estate construction	36	32	44	51	45
Lease financing	76	90	96	80	93
Total commercial	2,797	2,188	2,298	2,455	2,409
Consumer:
Real estate 1-4 family first mortgage	3,026	3,183	3,267	3,469	3,673
Real estate 1-4 family junior lien mortgage	916	945	983	1,029	1,087
Automobile	116	130	118	119	117
Other revolving credit and installment	50	50	48	54	53
Total consumer	4,108	4,308	4,416	4,671	4,930
Total nonaccrual loans (1)(2)(3)	$6,905	6,496	6,714	7,126	7,339
As a percentage of total loans	0.73%	0.68	0.71	0.75	0.77
Foreclosed assets:
Government insured/guaranteed	$75	88	87	90	103
Non-government insured/guaranteed	361	363	435	409	468
Total foreclosed assets	436	451	522	499	571
Total nonperforming assets	$7,341	6,947	7,236	7,625	7,910
As a percentage of total loans	0.77%	0.73	0.77	0.81	0.83

(1)
Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value of $339 million, $360 million, and $380 million at September 30, June 30, and March 31, 2018, respectively.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING (1)

(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Total (excluding PCI)(2):	$7,870	8,704	8,838	9,087	10,351
Less: FHA insured/VA guaranteed (3)	6,996	7,725	7,906	8,246	9,385
Total, not government insured/guaranteed	$874	979	932	841	966
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$42	43	42	23	40
Real estate mortgage	20	51	56	26	23
Real estate construction	5	—	—	—	1
Total commercial	67	94	98	49	64
Consumer:
Real estate 1-4 family first mortgage	117	124	128	132	163
Real estate 1-4 family junior lien mortgage	28	32	32	33	48
Credit card	502	513	460	429	473
Automobile	68	114	108	105	113
Other revolving credit and installment	92	102	106	93	105
Total consumer	807	885	834	792	902
Total, not government insured/guaranteed	$874	979	932	841	966

(1)
Financial information for periods prior to December 31, 2018 has been revised to exclude MLHFS, LHFS and loans held at fair value, which reduced “Total, not government insured/guaranteed” by $1 million at September 30, June 30, and March 31, 2018, respectively.

(2)	PCI loans totaled $243 million, $370 million, $567 million, $811 million and $1.0 billion, at March 31, 2019, and December 31, September 30, June 30 and March 31, 2018, respectively.

(3)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Balance, beginning of quarter	$10,707	10,956	11,110	11,313	11,960
Provision for credit losses	845	521	580	452	191
Interest income on certain impaired loans (1)	(39)	(38)	(42)	(43)	(43)
Loan charge-offs:
Commercial:
Commercial and industrial	(176)	(220)	(209)	(134)	(164)
Real estate mortgage	(12)	(12)	(9)	(19)	(2)
Real estate construction	(1)	—	—	—	—
Lease financing	(11)	(18)	(15)	(20)	(17)
Total commercial	(200)	(250)	(233)	(173)	(183)
Consumer:
Real estate 1-4 family first mortgage	(43)	(38)	(45)	(55)	(41)
Real estate 1-4 family junior lien mortgage	(34)	(38)	(47)	(47)	(47)
Credit card	(437)	(414)	(376)	(404)	(405)
Automobile	(187)	(217)	(214)	(216)	(300)
Other revolving credit and installment	(162)	(180)	(161)	(164)	(180)
Total consumer	(863)	(887)	(843)	(886)	(973)
Total loan charge-offs	(1,063)	(1,137)	(1,076)	(1,059)	(1,156)
Loan recoveries:
Commercial:
Commercial and industrial	43	88	61	76	79
Real estate mortgage	6	24	10	19	17
Real estate construction	3	1	2	6	4
Lease financing	3	5	8	5	5
Total commercial	55	118	81	106	105
Consumer:
Real estate 1-4 family first mortgage	55	60	70	78	59
Real estate 1-4 family junior lien mortgage	43	48	56	60	55
Credit card	85	76	77	81	73
Automobile	96	84	84	103	92
Other revolving credit and installment	34	30	28	29	31
Total consumer	313	298	315	351	310
Total loan recoveries	368	416	396	457	415
Net loan charge-offs	(695)	(721)	(680)	(602)	(741)
Other	3	(11)	(12)	(10)	(54)
Balance, end of quarter	$10,821	10,707	10,956	11,110	11,313
Components:
Allowance for loan losses	$9,900	9,775	10,021	10,193	10,373
Allowance for unfunded credit commitments	921	932	935	917	940
Allowance for credit losses	$10,821	10,707	10,956	11,110	11,313
Net loan charge-offs (annualized) as a percentage of average total loans	0.30%	0.30	0.29	0.26	0.32
Allowance for loan losses as a percentage of:
Total loans	1.04	1.03	1.06	1.08	1.10
Nonaccrual loans	143	150	149	143	141
Nonaccrual loans and other nonperforming assets	135	141	138	134	131
Allowance for credit losses as a percentage of:
Total loans	1.14	1.12	1.16	1.18	1.19
Nonaccrual loans	157	165	163	156	154
Nonaccrual loans and other nonperforming assets	147	154	151	146	143

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Tangible book value per common share (1):
Total equity		$198,733	197,066	199,679	206,069	205,910
Adjustments:
Preferred stock		(23,214)	(23,214)	(23,482)	(25,737)	(26,227)
Additional paid-in capital on ESOP preferred stock		(95)	(95)	(105)	(116)	(146)
Unearned ESOP shares		1,502	1,502	1,780	2,051	2,571
Noncontrolling interests		(901)	(900)	(938)	(881)	(958)
Total common stockholders' equity	(A)	176,025	174,359	176,934	181,386	181,150
Adjustments:
Goodwill		(26,420)	(26,418)	(26,425)	(26,429)	(26,445)
Certain identifiable intangible assets (other than MSRs)		(522)	(559)	(826)	(1,091)	(1,357)
Other assets (2)		(2,131)	(2,187)	(2,121)	(2,160)	(2,388)
Applicable deferred taxes (3)		771	785	829	874	918
Tangible common equity	(B)	$147,723	145,980	148,391	152,580	151,878
Common shares outstanding	(C)	4,511.9	4,581.3	4,711.6	4,849.1	4,873.9
Book value per common share	(A)/(C)	$39.01	38.06	37.55	37.41	37.17
Tangible book value per common share	(B)/(C)	32.74	31.86	31.49	31.47	31.16

		Quarter ended
(in millions, except ratios)		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,507	5,711	5,453	4,792	4,733
Average total equity		198,349	198,442	202,826	206,067	206,180
Adjustments:
Preferred stock		(23,214)	(23,463)	(24,219)	(26,021)	(26,157)
Additional paid-in capital on ESOP preferred stock		(95)	(105)	(115)	(129)	(153)
Unearned ESOP shares		1,502	1,761	2,026	2,348	2,508
Noncontrolling interests		(899)	(910)	(892)	(919)	(997)
Average common stockholders’ equity	(B)	175,643	175,725	179,626	181,346	181,381
Adjustments:
Goodwill		(26,420)	(26,423)	(26,429)	(26,444)	(26,516)
Certain identifiable intangible assets (other than MSRs)		(543)	(693)	(958)	(1,223)	(1,489)
Other assets (2)		(2,159)	(2,204)	(2,083)	(2,271)	(2,233)
Applicable deferred taxes (3)		784	800	845	889	933
Average tangible common equity	(C)	$147,305	147,205	151,001	152,297	152,076
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	12.71	12.89	12.04	10.60	10.58
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	15.16	15.39	14.33	12.62	12.62

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Total equity		$198.7	197.1	199.7	206.1	205.9
Adjustments:
Preferred stock		(23.2)	(23.2)	(23.5)	(25.7)	(26.2)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.5	1.5	1.8	2.0	2.6
Noncontrolling interests		(0.9)	(0.9)	(0.9)	(0.9)	(1.0)
Total common stockholders' equity		176.0	174.4	177.0	181.4	181.2
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)		(0.5)	(0.6)	(0.8)	(1.1)	(1.4)
Other assets (2)		(2.1)	(2.2)	(2.1)	(2.2)	(2.4)
Applicable deferred taxes (3)		0.8	0.8	0.8	0.9	0.9
Investment in certain subsidiaries and other		0.2	0.4	0.4	0.4	0.4
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	148.0	146.4	148.9	153.0	152.3
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,238.9	1,247.2	1,250.2	1,276.3	1,278.1
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	11.9%	11.7	11.9	12.0	11.9

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of March 31, 2019, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for December 31, September 30, June 30 and March 31, 2018, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s March 31, 2019, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Quarter ended Mar 31,
Net interest income (3)	$7,248	7,195	4,534	4,532	1,101	1,112	(572)	(601)	12,311	12,238
Provision (reversal of provision) for credit losses	710	218	134	(20)	4	(6)	(3)	(1)	845	191
Noninterest income	4,502	4,635	2,577	2,747	2,978	3,130	(759)	(816)	9,298	9,696
Noninterest expense	7,689	8,702	3,838	3,978	3,303	3,290	(914)	(928)	13,916	15,042
Income (loss) before income tax expense (benefit)	3,351	2,910	3,139	3,321	772	958	(414)	(488)	6,848	6,701
Income tax expense (benefit)	424	809	369	448	192	239	(104)	(122)	881	1,374
Net income (loss) before noncontrolling interests	2,927	2,101	2,770	2,873	580	719	(310)	(366)	5,967	5,327
Less: Net income (loss) from noncontrolling interests	104	188	—	(2)	3	5	—	—	107	191
Net income (loss)	$2,823	1,913	2,770	2,875	577	714	(310)	(366)	5,860	5,136

Average loans	$458.2	470.5	476.5	465.1	74.4	73.9	(59.0)	(58.5)	950.1	951.0
Average assets	1,015.4	1,061.9	844.6	829.2	83.2	84.2	(60.0)	(59.4)	1,883.2	1,915.9
Average deposits	765.6	747.5	409.8	446.0	153.2	177.9	(66.5)	(74.2)	1,262.1	1,297.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, predominantly of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
COMMUNITY BANKING
Net interest income (2)	$7,248	7,340	7,338	7,346	7,195
Provision for credit losses	710	534	547	484	218
Noninterest income	4,502	4,121	4,478	4,460	4,635
Noninterest expense	7,689	7,032	7,467	7,290	8,702
Income before income tax expense	3,351	3,895	3,802	4,032	2,910
Income tax expense	424	637	925	1,413	809
Net income before noncontrolling interests	2,927	3,258	2,877	2,619	2,101
Less: Net income from noncontrolling interests	104	89	61	123	188
Segment net income	$2,823	3,169	2,816	2,496	1,913
Average loans	$458.2	459.7	460.9	463.8	470.5
Average assets	1,015.4	1,015.9	1,024.9	1,034.3	1,061.9
Average deposits	765.6	759.4	760.9	760.6	747.5
WHOLESALE BANKING
Net interest income (2)	$4,534	4,739	4,726	4,693	4,532
Provision (reversal of provision) for credit losses	134	(28)	26	(36)	(20)
Noninterest income	2,577	2,187	2,578	2,504	2,747
Noninterest expense	3,838	4,025	3,935	4,219	3,978
Income before income tax expense	3,139	2,929	3,343	3,014	3,321
Income tax expense	369	253	475	379	448
Net income before noncontrolling interests	2,770	2,676	2,868	2,635	2,873
Less: Net income (loss) from noncontrolling interests	—	5	17	—	(2)
Segment net income	$2,770	2,671	2,851	2,635	2,875
Average loans	$476.5	470.2	462.8	464.7	465.1
Average assets	844.6	839.1	827.2	826.4	829.2
Average deposits	409.8	421.6	413.6	414.0	446.0
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,101	1,116	1,102	1,111	1,112
Provision (reversal of provision) for credit losses	4	(3)	6	(2)	(6)
Noninterest income	2,978	2,841	3,124	2,840	3,130
Noninterest expense	3,303	3,044	3,243	3,361	3,290
Income before income tax expense	772	916	977	592	958
Income tax expense	192	231	244	147	239
Net income before noncontrolling interests	580	685	733	445	719
Less: Net income (loss) from noncontrolling interests	3	(4)	1	—	5
Segment net income	$577	689	732	445	714
Average loans	$74.4	75.2	74.6	74.7	73.9
Average assets	83.2	83.6	83.8	84.0	84.2
Average deposits	153.2	155.5	159.8	167.1	177.9
OTHER (3)
Net interest income (2)	$(572)	(551)	(594)	(609)	(601)
Provision (reversal of provision) for credit losses	(3)	18	1	6	(1)
Noninterest income	(759)	(813)	(811)	(792)	(816)
Noninterest expense	(914)	(762)	(882)	(888)	(928)
Loss before income tax benefit	(414)	(620)	(524)	(519)	(488)
Income tax benefit	(104)	(155)	(132)	(129)	(122)
Net loss before noncontrolling interests	(310)	(465)	(392)	(390)	(366)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(310)	(465)	(392)	(390)	(366)
Average loans	$(59.0)	(58.8)	(58.8)	(59.1)	(58.5)
Average assets	(60.0)	(59.6)	(59.6)	(59.8)	(59.4)
Average deposits	(66.5)	(67.6)	(67.9)	(70.4)	(74.2)
CONSOLIDATED COMPANY
Net interest income (2)	$12,311	12,644	12,572	12,541	12,238
Provision for credit losses	845	521	580	452	191
Noninterest income	9,298	8,336	9,369	9,012	9,696
Noninterest expense	13,916	13,339	13,763	13,982	15,042
Income before income tax expense	6,848	7,120	7,598	7,119	6,701
Income tax expense	881	966	1,512	1,810	1,374
Net income before noncontrolling interests	5,967	6,154	6,086	5,309	5,327
Less: Net income from noncontrolling interests	107	90	79	123	191
Wells Fargo net income	$5,860	6,064	6,007	5,186	5,136
Average loans	$950.1	946.3	939.5	944.1	951.0
Average assets	1,883.2	1,879.0	1,876.3	1,884.9	1,915.9
Average deposits	1,262.1	1,268.9	1,266.4	1,271.3	1,297.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
MSRs measured using the fair value method:
Fair value, beginning of quarter	$14,649	15,980	15,411	15,041	13,625
Servicing from securitizations or asset transfers (1)	341	449	502	486	573
Sales and other (2)	(281)	(64)	(2)	(1)	(4)
Net additions	60	385	500	485	569
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(940)	(874)	582	376	1,253
Servicing and foreclosure costs (4)	12	763	(9)	30	34
Discount rates (5)	100	(821)	(9)	—	—
Prepayment estimates and other (6)	(63)	(314)	(33)	(61)	43
Net changes in valuation model inputs or assumptions	(891)	(1,246)	531	345	1,330
Changes due to collection/realization of expected cash flows over time	(482)	(470)	(462)	(460)	(483)
Total changes in fair value	(1,373)	(1,716)	69	(115)	847
Fair value, end of quarter	$13,336	14,649	15,980	15,411	15,041

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Amortized MSRs:
Balance, beginning of quarter	$1,443	1,414	1,407	1,411	1,424
Purchases	24	45	42	22	18
Servicing from securitizations or asset transfers	26	52	33	39	34
Amortization	(66)	(68)	(68)	(65)	(65)
Balance, end of quarter	$1,427	1,443	1,414	1,407	1,411
Fair value of amortized MSRs:
Beginning of quarter	$2,288	2,389	2,309	2,307	2,025
End of quarter	2,149	2,288	2,389	2,309	2,307

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Servicing income, net:
Servicing fees (1)		$841	925	890	905	906
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(891)	(1,246)	531	345	1,330
Changes due to collection/realization of expected cash flows over time		(482)	(470)	(462)	(460)	(483)
Total changes in fair value of MSRs carried at fair value		(1,373)	(1,716)	69	(115)	847
Amortization		(66)	(68)	(68)	(65)	(65)
Net derivative gains (losses) from economic hedges (3)	(B)	962	968	(501)	(319)	(1,220)
Total servicing income, net		$364	109	390	406	468
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$71	(278)	30	26	110

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,125	1,164	1,184	1,190	1,201
Owned loans serviced	331	334	337	340	337
Subserviced for others	26	4	5	4	5
Total residential servicing	1,482	1,502	1,526	1,534	1,543
Commercial mortgage servicing:
Serviced for others	552	543	529	518	510
Owned loans serviced	122	121	121	124	125
Subserviced for others	9	9	9	10	10
Total commercial servicing	683	673	659	652	645
Total managed servicing portfolio	$2,165	2,175	2,185	2,186	2,188
Total serviced for others	$1,677	1,707	1,713	1,708	1,711
Ratio of MSRs to related loans serviced for others	0.88%	0.94	1.02	0.98	0.96
Weighted-average note rate (mortgage loans serviced for others)	4.34	4.32	4.29	4.27	4.24

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$232	245	324	281	324
Commercial		47	65	75	49	76
Residential pipeline and unsold/repurchased loan management (1)		65	48	57	34	66
Total		$344	358	456	364	466
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$64	48	57	67	58
Refinances as a percentage of applications		44%	30	26	25	35
Wells Fargo first mortgage unclosed pipeline, at quarter end		$32	18	22	26	24
Residential real estate originations:
Purchases as a percentage of originations		70%	78	81	78	65
Refinances as a percentage of originations		30	22	19	22	35
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$14	16	18	21	16
Correspondent		18	21	27	28	27
Other (2)		1	1	1	1	—
Total quarter-to-date		$33	38	46	50	43
Held-for-sale	(B)	$22	28	33	37	34
Held-for-investment		11	10	13	13	9
Total quarter-to-date		$33	38	46	50	43
Total year-to-date		$33	177	139	93	43
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.05%	0.89	0.97	0.77	0.94

(1)	Predominantly includes the results of sales of modified GNMA loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.